Exhibit 99.1

NEWS RELEASE
Investor Contact:
Gus Okwu / DRG&E
404-532-0086
gokwu@drg-e.com

Company Contact:
Ornella Napolitano, VP and Treasurer
FiberTower Corporation
415-659-3580
onapolitano@fibertower.com

FiberTower Appoints

Senior Vice President of Sales & Marketing

San Francisco, CA., February 17, 2009 – FiberTower Corporation (NASDAQ: FTWR), a wireless backhaul services provider, today announced the appointment of Patrick Coughlin as Senior Vice President of Sales & Marketing effective immediately.  With more than 15 years of experience in sales leadership, including executing contracts with major wireless carriers, fiber service providers and enterprise customers, Mr. Coughlin is ideally suited to lead FiberTower’s Sales & Marketing force as well as contribute to the company’s continued growth.

“In conjunction with the Company’s plans to pursue new strategic growth opportunities, I am pleased to announce the appointment of Patrick to our executive team,” said Kurt Van Wagenen, FiberTower’s President and Chief Executive Officer.  “We believe that Patrick’s extensive experience and impressive track record leading carrier, wholesale and enterprise sales and marketing efforts will help us more fully leverage existing and new customer relationships as well as our nationwide spectrum assets.”

Mr. Coughlin was previously Vice President of Sales and Marketing at RCNMetro (formerly NEON Communications and Globix Corporation) since January of 2006.  As part of his responsibilities, Mr. Coughlin frequently interacted with major customers and led revenue growth efforts.  Prior to that position, he served as Senior Director of Sales at NEON from October of 2001 until December of 2005.  Mr. Coughlin also served as a Senior Account Executive with NEON and other telecom companies, including AT&T and USTelecenters, during which time he was recognized for being a leading sales contributor for major accounts.

“I am very excited about the opportunity to join the FiberTower team,” Mr. Coughlin said.  “Throughout my career, I have worked with various companies that were highly regarded fiber providers.  I believe that my background and relationships will serve FiberTower well as we expand our carrier relationships, pursue new customer segments and explore new ways to grow the business.  I’m looking forward to helping FiberTower solidify its position as the leading backhaul and access services provider in the market.”

About FiberTower

FiberTower is a backhaul and access services provider focused primarily on the wireless carrier market. With its extensive spectrum footprint in 24 GHz and 39 GHz bands, carrier-class microwave and fiber networks in 13 major markets, customer commitments from six of the leading cellular carriers, and partnerships with the largest tower operators in the U.S, FiberTower is considered to be the leading alternative carrier for wireless backhaul.  FiberTower also provides backhaul and access service to government and enterprise markets.  For more information, please visit our website at www.fibertower.com.

Forward Looking Statements

Statements included in this news release which are not historical in nature are “forward-looking statements” within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934 and the U.S. Private Securities Litigation Reform Act of 1995.  Forward looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts.  These include, without limitation, statements regarding the Company’s planned capital expenditures, expected cost per site, anticipated customer growth and expansion plans.  There are many risks, uncertainties and other factors that can prevent the achievement of goals or cause results to differ materially from those expressed or implied by these forward-looking statements including, without limitation, difficulties in integrating operations after our merger in 2006, anticipated negative cash flows and operating losses, additional liquidity requirements, potential loss of significant customers, downturns in the wireless communication industry, regulatory costs and restrictions, potential loss of FCC licenses, equipment supply disruptions and cost increases, and competition from alternative backhaul service providers and technologies, along with those risk factors described in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.